                                                           Exhibit 10.33

                                                                      WAREHOUSE LEASE AGREEMENT
PHEASANT HOLLOW BUSINESS PARK
SOUTH JORDAN GATEWAY BLVD.
SOUTH JORDAN, UTAH

THIS Lease Agreement (the “Lease”) is made and entered into by and between PHEASANT HOLLOW BUSINESS PARK , L.L.C., a Utah limited liability company  (“Landlord”), and OPO INC., a Delaware corporation (Tax I.D. #45-4321115), (“Tenant”) this 18th day of April, 2012 (the “Effective Date”).

WITNESSETH

1.           FUNDAMENTAL LEASE PROVISIONS

Section 1.01                      Summary and Reference

Landlord:                                           Pheasant Hollow Business Park L.L.C.

Tenant:                                              OPO, Inc.

Tenant’s
Trade Name:                                     OPO, Inc.

Project:                                              Pheasant Hollow Business Park, South Jordan, Utah

Building:	Building No. 10, located at 9876 South Jordan Gateway, Sandy, UT 84070. The Building contains a total of approximately 107,482 square feet.

Premises:	Suite #9836 and Suite #9856 containing approximately 41,252 square feet, which is delineated in red on the site plan attached to this Lease as Exhibit “A”.

Initial Term:	Eighty Seven (87) months beginning upon receipt of a Certificate of Occupancy from South Jordan City

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Minimum Base Rent
Lease Year	Months	Square Feet	Monthly Base Rent
Months 1-3	3	41,252	Rent Free
Year 1	12	41,252	$17,326
Year 2	12	41,252	$17,846
Year 3	12	41,252	$18,381
Year 4	12	41,252	$18,933
Year 5	12	41,252	$19,501
Year 6	12	41,252	$20,086
Year 7	12	41,252	$20,688

During the Initial Term:

Tenant’s Proportionate
Share of Operating
Expenses:                                           Monthly Budget                                         Tenant’s share of expenses

$5,365                                                      38.38%

Security Deposit:                                           $25,000

Guarantor:                                           Obagi Medical Products, Inc.
3760 Kilroy Airport Way #500
Long Beach, CA 90806
Phone:  (562) 256-3002
Fax:      (562) 432-5912

Address for Notices:                                                      Landlord:
Pheasant Hollow Business Park L.L.C.
P.O. Box 186
Midvale, UT 84047
Phone:  (801) 506-5005
Fax:      (801) 506-0755

Physical Address:
1214 East Vine Street
Salt Lake City, UT 84121

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Tenant:
OPO Inc.
9856 South Jordan Gateway
Sandy, UT 84070
Phone:  (to be supplied to Parties when known)
Fax:      (to be supplied to Parties when known)

With a copy to:
Obagi Medical Products, Inc.
3760 Kilroy Airport Way #500
Long Beach, CA 90806
Phone:  (562) 256-3002
Fax:      (562) 432-5912

1.02           Conflicts:     This Section 1 is designed to summarize and reference, for the purpose of convenience, certain other sections of this Lease which contain certain fundamental provisions.  In the event of any conflict between the summary set forth above and the actual language contained in the referenced section, or contained elsewhere in this Lease, such actual language shall control.

2.           PREMISES

2.01           Premises and Project:     In consideration of the rents, covenants and agreements contained herein, Landlord leases to Tenant, and Tenant leases from Landlord the Premises, together with such rights of ingress and egress over and across the Project and the Building that are reasonably necessary for the use of the Premises, together with the right to use all Common Areas.  The Premises will initially contain approximately 41,252 square feet.  If Tenant elects, in its sole and absolute discretion, to cause the construction of a mezzanine as provided in Section 7.02 of this Lease, then the Premises will be increased by the size of the new mezzanine.  Regardless of whether or not Tenant exercises its option to cause the construction of a mezzanine, the Minimum Base Rent shall be as provided in the Fundamental Lease Provisions and in Section 1 of this Lease; however, if Tenant elects to add a mezzanine to the Premises, for the purposes of calculating Tenant’s Proportionate Share of the Operating Expenses as described in Section 5.01 of this Lease, the square footage of the Premises and the Building shall be increased by the square footage of the mezzanine.

2.02           Determination of Square Footage:     The square footage of the Premises, the Building, and other buildings in the Project shall be determined by measuring from the outside of exterior walls, except that such measuring shall be from the center of those walls which are shared in common by adjacent tenants.

2.03           Tenant’s Access to Premises:           Throughout the Term, Tenant will have access to all of the Premises, and all of the Common Areas of the Building, necessary for operation of the Premises twenty-four (24) hours per day, seven (7) days per week.

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3.           TERM

3.01           Commencement Date and Occupancy:

(a)           Commencement Date:        The term “Commencement Date” shall mean the day that Landlord receives a Certificate of Occupancy for the Premises.  Tenant’s obligation to pay its Proportionate Share of the Operating Expenses shall commence on the Commencement Date.

(b)           Rent Commencement Date:  Tenant shall begin to pay full Minimum Base Rent on the date (the “Rent Commencement Date”) that is three (3) months after the Commencement Date.

3.02           Length of Initial Term:    The Initial Term of the Lease shall be for a period of Eighty Seven (87) consecutive full Lease Months plus any partial month which occurs as a result of the Commencement Date falling on a date that is any date other than the first day of the month.

3.03           Certificate of Occupancy and Estoppel Certificate:     Landlord and Tenant shall, within fifteen (15) days after the Commencement Date, and thereafter at either party’s request, execute and deliver to the other a written certificate in recordable form:   (1) ratifying this Lease; (2) memorializing the Commencement Date and termination date of the Initial Term;   (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated);   (4) stating that all conditions under this Lease to be performed by Landlord or Tenant, as applicable, have been satisfied (or stating which conditions remain unsatisfied);   (5) stating that there are no defenses or offsets against the enforcement of this Lease by the Landlord or Tenant, as applicable, or stating those claimed by Landlord or Tenant, as applicable; (6) verifying the amount of advance rental, if any paid by Tenant; (7) stating the date to which rental has been paid; (8) setting forth the amount of security deposited with Landlord; and (9) setting forth such other information as Landlord or Tenant may reasonably request.  Landlord, Landlord’s mortgage lenders and any purchasers of all or a portion of the building and Tenant and any lender, assignee or subtenant of Tenant shall be entitled to rely upon such certificate.

3.04           Lease Extension Option:    Provided that (i) Tenant is the original tenant named in the Lease or a permitted assignee or subtenant of Tenant, (ii) Tenant is not in default of any of the terms, covenants and conditions of this Lease, Tenant shall have the right to extend the term of this Lease for one (1) additional option term of five (5) years from and after the expiration of the Initial Term.

The option to extend shall be exercised by Tenant giving Landlord written notice of its intent to exercise the option no sooner than Three Hundred Sixty (360) Days or no later than One Hundred Eighty (180) days prior to the expiration of the Initial Term or option term then in effect.  If Tenant fails to timely exercise the option to extend as described above, this Lease shall expire on the last day of the Initial Term.  The option term shall be governed by the same terms, covenants and conditions as the original Lease with the exception of the length of term as referenced above, and the rent.

The Minimum Base Rent during the Extension Term shall be negotiated at the time option is exercised and shall reflect the market price for spaces of the same size and with a similar location and utility.

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The Lease Extension Option described above may be exercised by any successor, subtenant or assignee of such original Tenant, unless and to the extent otherwise limited by the terms of any sublease, assignment, etc.

3.05           Lease Year & Term Default:                                                      “Lease Year” shall mean each consecutive period of twelve (12) full calendar months following the Commencement Date.  “Term” shall mean the period from the Commencement Date through the Term Expiration (i.e., the date of the expiration of the Initial Term unless the Lease is extended pursuant to Section 3.04, in which case “Term Expiration” will be the last day of the Extension Term, or unless terminated earlier as permitted by this Lease, in which case “Term Expiration” will be the date of earlier termination).

3.06           Tenant’s Right to Terminate Lease:                                                                Tenant shall have a one-time right to terminate this Lease and exit the Premises beginning at the start of month #51 and ending with the last day of month #57 following the Commencement Date.  Tenant can only terminate the Lease and exit the Premises by providing Landlord at least six months’ written notice. To illustrate how an exercise of the Early Termination would flow: should Tenant decide to leave Premises at the beginning of month 57, notice would need to be provided to Landlord on or before the beginning of month 51; likewise for month 56, notice should be given on or before month 50, and so on through a departure at the beginning of month 51 based on notice given on or before the beginning of month 45.  The Early Termination notice must be submitted to Landlord and will obligate Tenant to pay a termination fee within fifteen (15) days of delivery.  The early termination fee will be equal to the amount corresponding to the month of intended departure and shown under the column titled “Total Early Termination Fee” in the table below:

Month	6 Month Rent Penalty	6 Month CAM Fees	Unamortized Amounts	Interest Rent Penalty	Totals
51	$117,006	$32,190	$104,136	$62,000	$315,332
52	$117,006	$32,190	$100,610	$61,667	$311,473
53	$117,006	$32,190	$98,067	$61,334	$308,597
54	$117,006	$32,190	$95,506	$61,001	$305,703
55	$117,006	$32,190	$92,927	$60,668	$302,791
56	$117,006	$32,190	$90,330	$60,335	$299,861
57	$117,006	$32,190	$87,714	$60,002	$296,912

4.           MINIMUM BASE RENT

4.01           Minimum Base Rent:                                           Commencing on the Rent Commencement Date and during the Initial Term Tenant agrees to pay to Landlord at its address specified in the Fundamental Lease Provisions, without prior demand and without any deduction or offset whatsoever, and as fixed Minimum Base Rent, under the following schedule.  The Rent schedule described below is based on Tenant’s initial space plan of 41,252 square feet.

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Lease Year	Months	Square Feet	Monthly Base Rent
Months 1-3	3	41,252	Rent Free
Year 1	12	41,252	$17,326
Year 2	12	41,252	$17,846
Year 3	12	41,252	$18,381
Year 4	12	41,252	$18,933
Year 5	12	41,252	$19,501
Year 6	12	41,252	$20,086
Year 7	12	41,252	$20,688

Minimum Base Rent is due in advance on the first day of each calendar month during the Term.  Minimum Base Rent for any partial month shall be prorated on a per-diem basis.  If the Rent Commencement Date is a day other than the first day of a calendar month, then upon the Rent Commencement Date, Tenant will pay to Landlord, as Minimum Base Rent for the partial month, a pro rata portion of Minimum Base Rent payable for a full month, based on the number of days in the month from Rent Commencement Date to the end of the month.

4.02           Late Penalty:     Minimum Base Rent and any additional Rent is due on the 1st of each month.  Any payment of Rent received after the 7th business day of each month shall incur a late penalty of 5% of the overdue amount plus interest on the unpaid balance of 12% per annum.  Tenant shall have 10 business days from receipt of invoice to pay any other “Non Rent” related invoices.

5.           NET LEASE: OPERATING EXPENSES

5.01           Additional Occupancy Costs:     It is the intent of both parties that except as otherwise provided in this Lease, the Minimum Base Rent shall be absolutely net to Landlord throughout the Term and, that all costs, expenses and obligations of every kind relating to the Premises which may arise or become due during the Term  shall be paid by Tenant, but excluding any costs, expenses, and obligations which are Landlord’s obligations under this Lease, or which arise from Landlord’s negligence, intentional acts of omissions by Landlord, its agents, employees or contractors, or Landlord’s breach of its obligations under this Lease.  Commencing on the Commencement Date and continuing monthly thereafter during the remainder of the Term, Tenant shall pay as additional rent, without demand thereof and without offset or deduction, (together with each payment of Minimum Base Rent) an amount equal to Tenant’s Proportionate Share, (defined below) of expenses and charges as set forth in Section 5.02 through Section 5.04 (“Operating Expenses”).  Tenant’s  “Proportionate Share” of the Operating Expenses shall be determined by multiplying the Operating Expense in question by a fraction, the numerator of which shall be the total square footage of the Premises, and the denominator of which shall be the total square footage  of the Building.

5.02           Taxes:

              (a)   Commencing on the Commencement Date, Tenant shall pay monthly its Proportionate Share of all Real Estate Taxes (defined later) levied or assessed by lawful taxing authorities against the Land

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serving the Building (the “Land”), the Building and all improvements attached to the Land.  The amount

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of Real Estate Taxes upon which such payment is based shall be estimated from the most current notice(s) of assessment or tax bill(s) concerning the entire Building or, if there are none, such amount as Landlord may reasonably determine.  A tax bill submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes assessed or levied, as well as the items taxed.  Landlord represents that the Land is or will be a separate parcel for ad valorem tax purposes.

(b)   As used herein “Real Estate Taxes”: shall mean all real estate or rental taxes, assessments, levies, charges, surcharges, water and sewer fees (not based on consumption), standby fees, the cost of protesting any of the foregoing and any other governmental charges or impositions, whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may be levied on, assessed against, or charged with respect to the ownership of, or other equivalent interest in: (i) the Land serving the Building; (ii) the Building and other improvements situated on the Land serving the Building; and (iii) any other levies in lieu of the foregoing or any assessments thereof for public improvements which are deemed to benefit such Land serving the Building.  Notwithstanding the foregoing, the term “Real Estate Taxes” shall not include any income tax, capital levy, estate, succession, inheritance or transfer taxes or similar tax of Landlord.

(c)   Landlord or Landlord’s agent will contest what Landlord deems to be unreasonable tax, assessments, impositions and charges of every kind and nature by any governmental authority on the Building or the Land or otherwise provide Tenant the right of contest in the name of Landlord as provided below.  If, as a result of any contest, application or proceeding brought by or on behalf of Landlord for reduction in any taxes or the assessed valuation of the Premises affecting any tax year occurring during the Term, there shall be a decrease in Real Estate Taxes for any such year, Landlord’s next statement following such decrease shall include an adjustment for such tax year reflecting that tax decrease less any of Landlord’s third party expenses; if the reduction occurs after the expiration or termination of this Lease, the amount of the adjustment shall be promptly paid to Tenant.

(d)           If Landlord does not elect to contest what Tenant deems to be an unreasonable tax assessment, imposition or charge, Tenant may contest the same, in the name of Landlord; provided, however, that Landlord agrees to reasonably cooperate with Tenant in contesting such items or amounts.  Landlord shall promptly provide Tenant with the proposed notice of property valuation and tax changes so that Tenant will be able to contest the Real Estate Taxes in a timely manner.  If there shall be a decrease in property taxes, assessments, impositions or charges for any such tax year resulting from Tenant’s contest, notwithstanding the fact that the Lease Term may have expired, Tenant shall be entitled to (A) reimbursement, up to the amount of the decrease, for all reasonable costs paid by Tenant in connection with the contest, application or proceeding, and (B) to a cash payment from Landlord, or credit toward amounts owed by Tenant under this Lease, equal to Tenant’s Proportionate Share of such refund or award.  Tenant shall receive a copy of any bill for tax payments upon Tenant’s written request.

(e)           Tenant shall also be solely responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed during the Term, against or for leasehold improvements; lighting fixtures; equipment; interior partitions; heating and cooling; or ventilating equipment located within the Premises; or any other interior improvement of whatever kind and to whomever belonging, situated, or installed in or upon the Premises, whether or not affixed to the realty.  In the event that the taxing authorities shall at any time during the term of this Lease assess any of the above-described property against the real estate, the Tenant shall repay the taxes thus assessed to Landlord and paid by Landlord no later than ten (10) business days after receipt of notice of payment by Landlord.

5.03           Common Area Operating Costs:

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(a)           Commencing on the Commencement Date, Tenant shall pay to Landlord its Proportionate Share of the Common Area Operating Costs (defined below).  The “Common Area Operating Costs” means all reasonable costs and expenses incurred or payable by Landlord in operating and maintaining the Common Areas (defined later) as may be reasonable, normal, and customary, but does not include costs or expenses excluded from Common Area Operating Costs elsewhere in this Lease, either expressly or impliedly.  All Common Area Operating Costs shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied.  The Common Area Operating Costs shall be net and for that purpose shall be deemed reduced by the amount of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like received or receivable by the Landlord in connection with such Common Area Operating Costs.

(b)           The Common Area Operating Costs includes, without limitation, utility expenses for lighting, cleaning, irrigating and operating the Common Areas, personal property taxes and assessments on the Common Area improvements and equipment; premiums for any insurance coverage applicable to Common Area improvements; maintenance, repair and replacement (excluding any capital charges unless the capital charge directly benefits all Tenants in the Building) of Common Area pavement, light poles and fixtures, sidewalks, curbs, bumpers, directional signs, walls and fences; gardening and landscaping; line painting; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse, depreciation on, or rental payments for, machinery and equipment used in such maintenance; repair of all common utility lines; repair and periodic painting of building exteriors; the cost of personnel to implement such services; to direct parking, and to police the Common Areas and fifteen percent (15%) of all the foregoing costs to cover administrative and overhead costs.

Common Area Operating Costs shall include the annual amortization over the useful life with a reasonable salvage value on a straight line basis of the cost of capital investment items that are installed primarily for the purpose of reducing Common Area Operating Costs (but only to the extent of the annual cost savings reasonably projected, at the time of acquisition, that would be realized from such capital investment items), promoting safety, complying with governmental requirements arising after the date hereof, or maintaining the quality of the land and/or the Building and which should, based on sound management practices, be replaced instead of repaired.

Notwithstanding the foregoing, Common Area Operating Costs shall not include any cost or expense (i) arising from the replacement of capital investment items, except as otherwise specifically provided in this Lease, or (ii) billed to specific tenants of the Building, including costs of utilities that are separately metered and paid directly by a tenant.  Common Area Operating Costs also excludes: (1) all costs incurred in connection with or directly related to the original construction (as distinguished from operation, maintenance, and repair) of the Premises and/or the Building, including, without limitation, special assessments related directly to the costs of new construction; (2) costs of correcting defects in the design or construction of the Premises or the Building; (3) the cost of any repair to remedy damage caused by or resulting from the negligence

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of any other tenants or occupants in the Building; (4) Landlord’s initial development of the Building; (5) legal fees, leasing commissions and other fees, so-called “take over” or “buy out” obligations, advertising expenses, and other costs incurred in connection with the original leasing of the Building, or future releasing of the Building, or disputes with tenants; (6) any items not otherwise excluded to the extent Landlord is reimbursed by insurance (or would have been reimbursed by insurance if Landlord carried the insurance required by this Lease); (7) a bad debt loss, rent loss, or reserves for bad debts or rent loss, or any other reserve for anticipated future expenses; (8) all interest or penalties incurred as a result of Landlord’s failure to pay any costs as the same become due, except resulting from the failure of Tenant to pay rent in a timely manner; (9) property management fees in excess of five percent (5%) of gross revenue from the Building; (10) any and all costs associated with the operation of the business of the entity which constitutes Landlord; (11) Landlord’s management, accounting, audit costs and attorney’s fees related to disputes with tenants of the Building, based upon Landlord’s negligence or willful misconduct, or relating to enforcing any leases except for enforcing lease provisions for the benefit of the tenants of the Building generally; (12) Landlord’s gross receipts taxes, franchise, income, excess profits and other business taxes; (13) rentals or increases in rentals from any ground lease, if any, that affects the Building; (14) consulting costs and expenses paid by Landlord unless they relate exclusively to the improved management or operation of the Building, however, consulting fees paid to a real estate appraiser used to contest property taxes are an approved expense; (15) the cost of any “tap fees” or one time sewer or water connection fees for the Building; (16) costs for which Landlord is reimbursed (or has a contractual right to be reimbursed) by any insurance or from any other source, refunded or indemnified; (17) costs or fees relating to the defense of Landlord’s title to or interest in the real estate of which the Building is a part; (18) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating space for any tenant or prospective tenant in the Building; (19) costs for renovating or improving vacant or unleased space in the Building (including rent concessions and improvement allowances); (20) Landlord’s costs of any services sold or provided to a tenant for which Landlord is entitled to be reimbursed by such tenant under the lease with such tenant (e.g., overtime services); (21) depreciation or other “non-cash” expense items, however, depreciation or amortization on equipment used to maintain the common areas (such as snow blowers or lawn mowers) are an approved expense; (22) expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant; (23) principal or interest on debt or amortization payments on any mortgages or deeds of trust for the Building; (24) any compensation paid to clerks, attendants or other persons working in or managing commercial concessions operated by Landlord; (25) any expense for Landlord’s advertising and promotional program for the Building; (26) repairs or other work caused by fire, windstorm or other casualty to the extent covered by or required hereunder to be covered by insurance; (27) repairs or other work made necessary by the exercise of eminent domain or condemnation to the extent covered by proceeds; (28) costs attributable to another property of Landlord; (29) costs incurred with respect to any sale, financing/refinancing or other transfer of the Building; (30) rent concessions; (31) fines, penalties, interest or other costs resulting directly from violations by Landlord or its agents, contractors, employees or other tenants, if any; (32) charitable and political contributions; (33) rent or imputed rent for on site management/leasing office; (34) home office overhead costs; and (35) purchase of air rights.

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(c)           “Common Areas” means all areas, facilities and equipment provided for the common or joint use and benefit of the tenants and other occupants of the Building and their respective employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, benches, truck service bays, truck loading areas, pedestrian malls, courts, parking lots, stairways, ramps and sidewalks.  Tenant shall store all trash and garbage within the Premises and dispose of it within the dumpster adjacent to the Premises and such other areas as may be made available by Landlord.  Tenant shall arrange for the regular pickup of their exterior dumpsters or receptacles.  Tenant shall not operate an incinerator or burn trash or garbage within the Building.  Tenant shall not throw trash or garbage in any refuse containers belonging to other tenants.

5.04           Insurance:     Tenant shall pay its Proportionate Share of the cost of all insurance procured by Landlord pursuant to Section 18 hereof.  Tenant shall pay said amount of Tenant’s Proportionate Share of such cost, which statement shall set forth the basis for such charge.

5.05           Procedures of Paying Tenant’s Proportionate Share of Operating Expenses:

(a)           Books and Records:                                Landlord shall maintain its books and records in accordance with generally accepted accounting principles consistently applied, showing in reasonable detail all of the Common Area Operating Costs, Real Estate Taxes and Insurance Costs.  Tenant shall be entitled, by appointment with Landlord and at Landlord’s headquarters, to review or audit these records during normal business hours for a period of one (1) year after a Lease Year.  If Tenant elects to audit such books and records, Landlord shall reasonably cooperate with Tenant and any deficiency or overpayment disclosed by such audit shall be promptly paid or refunded as the case may be.

(b)           Payment of Additional Rent:                                                      Prior to the beginning of each Lease Year, Landlord shall compute and deliver to Tenant a bonafide estimate of Tenant’s Proportionate Share of Operating Costs due hereunder for the appropriate Lease Year, and without further notice Tenant shall pay to Landlord in monthly installments one-twelfth of such estimate simultaneously with Tenant’s payments of Minimum Base Rent during such Lease Year.

(c)           Statement of Tax Payments and Expenses:                                                                           Annually, Landlord shall prepare and shall have certified by an officer or an agent of Landlord (i) a “Statement of Common Area Operating Costs”; (ii) a “Statement of Real Estate Taxes”; and (iii) a “Statement of Insurance Costs” showing, in reasonable detail, all Common Area Operating Costs, the Real Estate Taxes and Insurance Costs for the immediately preceding Lease Year.  The statements shall be prepared and certified within ninety (90) days following the end of the immediately preceding Lease Year.  Landlord shall promptly deliver a copy thereof to Tenant.

(d)           Annual Statements:                                Within ninety (90) days following the end of each Lease Year together with the information to be provided in connection with Sections 5.05(b) and 5.05(c) above, Landlord shall prepare and deliver to Tenant (i) a “Notice of Additional Rent Due-Common Area Operating Costs”; (ii) a “Notice of Additional Rent Due-Real Estate Taxes”; and (iii) a “Notice of Additional Rent Due-Insurance Costs”, certified to be correct by an officer of Landlord, advising Tenant of the amounts, if any, due Landlord as additional rent or the amount

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refundable to Tenant for the immediately preceding Lease Year.  Within thirty (30) days after the delivery of such notices, Tenant shall pay Landlord, or Landlord shall, at Tenant’s option, refund to Tenant or credit against Tenant’s Proportionate Share next due under this Lease, the amount shown thereon as due and owing.

5.06           Maintenance of Common Areas:     Landlord, as part of the “Common Area Operating Costs” described herein, shall continuously furnish, operate, manage and maintain in good operating condition and repair, free from rubbish, debris, snow and ice, adequately drained, striped, and lighted and in a safe and sanitary condition, the parking area(s) and the loading areas, sidewalks, landscaped areas, lighting facilities and other common areas around the Building.  The maintenance and repair of the Common Areas shall be performed by Landlord in a manner consistent with other comparable office/warehouse projects in the Salt Lake City metropolitan area.

5.07           Parking Areas:                                           Landlord agrees to provide Tenant with adequate parking facilities and to keep the parking area lights on each night.  Tenant will have the right, on a non-exclusive, first come first serve basis, to have common use and access to 172 parking stalls located near the Building and additional parking spaces located near other buildings within the Project.

5.08           Use of Common Areas:     Tenant and its concessionaires, officers, employees, contractors, agents, customers and invitees (collectively, “Invitees”) shall have the non-exclusive right, in                                                                                                                                                                                                                                                                                                                                                                                                            common with Landlord and all other tenants and their Invitees to use the Common Areas, subject to reasonable and uniformly enforced rules and regulations consistent with the provisions of this Lease as Landlord may impose.  Landlord may, but shall not be obligated, to designate specific areas in the parking areas of the Business Park in which cars owned by Tenant, its concessionaires, officers, employees and agents must be parked.  Landlord shall prohibit delivery trucks serving other tenants from parking in front of the Leased Premises and Tenant shall use its best efforts to require that all deliveries to the Leased Premises be made only through its rear entrance.  Landlord may at any time close temporarily any Common Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking; and Landlord may do such other acts in the Common Areas as in its judgment may be desirable to improve its convenience, but Landlord may not impose any parking charge.  Notwithstanding anything to the contrary contained in this Lease, in exercising its rights under this Section, including, without limitation, making changes to the Common Areas, Landlord shall not materially obstruct access to the Premises, shall not unreasonably interfere with Tenant’s business, nor materially reduce Tenant’s rights under this Lease.  All rules and regulations (and any amendment thereof) for the use and operation of the Common Areas shall be effective upon delivery of a copy to Tenant and shall not materially reduce Tenant’s rights under the Lease.

5.09    Outside Storage:     The outside storage of any item within the Common Area is strictly    prohibited.  Unauthorized outside storage by Tenant is a default of the Lease and is subject to an additional rent/fine of $100 per day.

6.           SECURITY DEPOSIT

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6.01           Deposit:     Tenant has deposited with Landlord the sum of Twenty Five Thousand &               No/100------------Dollars ($25,000.00) as security for the performance by Tenant of all of the terms, covenants and conditions required to be performed by it hereunder.  Such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Premises to Landlord if, at such time, Tenant is not in material default of any provision of this Lease.  Prior to the time when Tenant is entitled to the return of the security deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use such sum for such purposes as Landlord may determine.  Tenant shall not be entitled to any interest on the security deposit.

6.02           Default:     Upon the occurrence of any Event of Default under this Lease, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any unpaid Minimum Base Rent or additional rent, or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction.  If a portion of the Deposit is so used or applied, Landlord shall notify Tenant in writing of such use or application, and Tenant shall, upon fifteen (15) business day’s written demand, deposit cash with Landlord in an amount sufficient to restore the Deposit to its original amount.  Tenant’s failure to do so shall constitute a default under this Lease.

6.03           Sale of Building:     In the event of an assignment of Landlord’s interest in the Premises, Landlord shall transfer the Deposit to the assignee thereof and Landlord shall thereupon be released from all liability for the return of the Deposit; provided that such assignee assumes Landlord’s obligation with respect to the Deposit under this Lease.  Neither Landlord nor Tenant shall encumber the money                                                      deposited as security.

7.           CONSTRUCTION

7.01           Shell Improvements:                                           Landlord shall cause the shell improvements described in Exhibit “B” attached hereto (the “Shell Improvements”) to be completed in accordance with the plans and specifications (the “Shell Plans”) prepared by Landlord and in accordance with all applicable laws, ordinances, regulations and requirements (the “Applicable Laws”), including, without limitation, Title III of the Americans with Disabilities Act of 1990, and all regulations issued thereunder and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as amended (collectively, the “ADA”).  The Shell Improvements shall be made, and the Shell Plans shall be prepared, at Landlord’s sole cost and expense.

7.02           Tenant’s Improvements (Constructed by Tenant):     Tenant shall cause the construction of all desired Tenant Improvements as described herein on Exhibit “B”. All work to be performed by Tenant pursuant to Exhibit “B” shall be constructed by Tenant free of any liens for labor and materials.  Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work.  Tenant shall have the right to enter the Premises (and obtain keys thereto) upon Lease execution.  During such entry, however, Tenant shall comply with all directions and limitations of Landlord, shall not interfere with any of Landlord’s construction activities, shall not store construction materials in the Common Areas, and shall perform all of

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Tenant’s obligations hereunder (except the obligation to pay rent if such obligation has not matured).  Any work other than or in addition to the items specifically enumerated as Landlord’s Work on Exhibit “B” shall be performed by Tenant at its own cost and expense.  Tenant’s work shall not include any roof penetrations without Landlord’s prior written consent, and then only in the manner and at the locations approved by Landlord.  Whenever Tenant begins its work or begins the installation of trade fixtures and furnishings, Tenant agrees to pay for the utilities (heat, gas, electricity) which shall be furnished to the Premises.  Landlord shall cause all of the construction which is to be performed by it to be completed, and the Premises ready for Tenant to install its fixtures and equipment and to perform the other work described on Exhibit “B”, as soon as reasonably possible. The target dates for completion of the Premises are as follows:

1. As soon as possible	Execute Lease
2. April 23, 2012	Submit complete construction drawings to City for permit.
3. May 21, 2012	Obtain permit – begin construction.
4. July 1, 2012	Open for business.

Under no circumstances shall Landlord be liable to Tenant for any loss or damage suffered by Tenant or to Tenant’s business resulting from Landlord’s delay in construction or Tenant’s inability to occupy the Premises or resulting from Tenant’s inability to obtain the other benefits of this Lease.

7.03	Tenant Improvements (Constructed by Landlord):

(a)	Landlord shall also cause Tenant interior improvements (the “Tenant Improvements”) to be completed in accordance with the plans and specifications (the “Tenant Improvement Plans”)

prepared by Landlord and in accordance with the Applicable Laws, including, without limitation, theADA.

(b) Landlord shall, in consultation with Tenant, cause the Tenant Improvement Plans to be                   prepared for the construction of the Tenant Improvements in accordance with the Applicable Laws.  The Tenant Improvement Plans must be prepared by a licensed architect or qualified designer in the State of Utah and Tenant shall have the right to approve such architect or designer.  Landlord shall furnish the initial draft of the Tenant Improvement Plans to Tenant for Tenant’s review and approval.  Tenant shall within one (1) week after receipt either provide comments to such Tenant Improvement Plans or approve the same.  If Tenant provides Landlord with comments to the initial draft of the Tenant Improvement Plans, Landlord shall provide revised Tenant Improvement Plans to Tenant incorporating Tenant’s comments as soon as reasonably possible.  Tenant shall within one (1) week after receipt then either provide comments to such revised Tenant Improvement Plans or approve such Tenant Improvement Plans.  The process described above shall be repeated, if necessary until the Tenant Improvement Plans have been finally approved by Tenant.

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(c) Landlord agrees to obtain bids for the construction of the Tenant Improvements.                           Landlord agrees to competitively bid the Tenant Improvements Plans on an open book basis.  Landlord shall provide Tenant with Landlord’s list of bidders, bid amounts, and any related information, and Landlord and Tenant shall select out of such list of bidders a general contractor mutually acceptable to Landlord and Tenant.  The cost of constructing the Tenant Improvement based on the bid of the contractor selected by Landlord and Tenant shall be referred to herein as the “Approved Budget”.

(d) Landlord will supervise, bid and secure all permits and licenses necessary to complete the              Shell Improvements and the Tenant Improvements (excluding any permits required for Tenant’s equipment, fixtures or racking), and Landlord will assume responsibility for ensuring that all Shell Improvements and Tenant Improvements (collectively, the “Initial Improvements”) and other construction work in the Premises undertaken by or on behalf of Landlord are in compliance with the Applicable Laws.

(e) Landlord shall provide project management services in connection with the construction                 of the Initial Improvements.  Such project management services shall be a charge to Tenant of five                 percent (5%) of the contractual construction amount.

7.04           Tenant Improvement Allowance:                                                      Landlord agrees to bear the cost of the Tenant Improvements and the Tenant Improvement Plans up to an amount equal to One Hundred Thirty Thousand & No/100------------Dollars ($130,000.00), (“Tenant Improvement Allowance”).  All expenses arising by reason of the construction of the Tenant Improvements and the preparation of the Tenant Improvement Plans shall be submitted by Tenant to Landlord for payment out of the Tenant Improvement Allowance and any such expenses in excess of the Tenant Allowance shall be borne by Tenant.  Any special decorator items not designed in the Tenant Improvement Plans, as well as changes initiated by Tenant in writing to the Tenant Improvements above the allowance shall be the sole cost of Tenant.

7.05           Financing:     Intentionally Omitted.

7.06           Changes to The Building:     Landlord hereby reserves the right at any time to make changes, alterations or additions, including the building and leasing of additional commercial space in the Project and the right to change or withdraw areas from the Common Areas, provided such changes, alterations, additions or withdrawals, upon completion, do not materially interfere with Tenant’s business                                             o

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perations, increase Tenant’s liabilities or obligations under this Lease or decrease Tenant’s rights under this Lease.

7.07           Cooperation in Licensing:  Landlord understands that Tenant’s business is dependent upon solicitation and receipt of certain special licenses and authorities which may be applied for prior to the receipt of a certificate of occupancy.  Therefore, Landlord will comply with Tenant’s reasonable requests in support of such applications, including providing access to the Premises and complying with Tenant’s desired order of events during buildout.

7.08           Building Compliance:  Landlord agrees that the Building, including all Common Areas such as hallways, elevators, restrooms, sidewalks and parking lots, will comply with the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder.  Landlord further agrees that, if it is determined that the Building does not comply with the Americans with Disabilities Act, it will be solely liable for such failure and that it will, among other things, take all actions, including remodeling, necessary to bring the Building into compliance.

8.           USE

8.01           Permitted Use:     In order for Landlord to attract and maintain a proper tenant mix within the Building, it is understood that Tenant shall use the Premises solely for the purpose of conducting its business, which is specifically described as follows:

General office/warehouse and distribution services for medical, pharmaceutical and skin care products; operation of a mail order pharmacy.

Said business shall be operated only under the trade name and signage of OPO, Inc., and the names of any assignees or subtenants, unless Landlord’s prior written consent is first obtained to a change in trade name, which consent shall not be unreasonably withheld.  Tenant shall not use or permit the Premises to be used for any other purpose or purposes except with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

8.02           Orderly Operation:     Tenant further agrees to abide by the following provisions which are designed to insure the attractiveness and orderly operation of the Building:

(a)   Tenant shall not use, or permit any other person to use, the Premises or any part thereof, or adjacent sidewalks or Common Areas, for conducting thereon a second-hand store or any auction, distress, fire, bankruptcy, moving liquidation or going-out-of-business sale.  Furthermore, Tenant shall not use, or permit any other person to use sidewalks or other portions of the Common Areas for the display or storage of merchandise.

(b)   The loading and unloading of merchandise, supplies and fixtures shall be done only at such times as do not unreasonably interfere with other tenants and customers of the Building and in the areas and through the entrances as are designated for such purpose.

(c)   Tenant shall store all trash and garbage within the Premises, or within those areas as may be provided by Landlord, arranging for the regular pickup thereof from the Premises at Tenant’s

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expense.  Tenant shall not operate an incinerator or burn trash or garbage within the Building.  Tenant shall not throw trash or garbage in any refuse containers belonging to other tenants.

(d)   The plumbing facilities within the Building shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.  The expense of any breakage, stoppage or damage to plumbing lines within the Common Area resulting from violation of this provision by Tenant shall be borne by Tenant.

(e)   Without the prior consent of Landlord, no portion of the Premises or the Common Areas shall be used to distribute handbills, circulars or other political, charitable or similar material, or to seek members for any organization, or to solicit a contribution, or for lodging purposes, or for any parade or demonstration or other conduct which may tend to interfere with or impede the use of the Common Areas by Landlord or other tenants or permanent occupants of the Business Park or their respective employees, customers and invitees.

(f)   Tenant shall not utilize flashing lights, search lights, loudspeakers, phonographs, radios or televisions which can be heard or experienced outside of the Premises nor shall Tenant permit any placard or sign to be placed on any portion of the parking area of the Building or on any vehicle parked in such parking area.

9.           LAWS, WASTE, NUISANCE

Tenant covenants that it:   (a) will comply with all governmental laws, ordinances, regulations and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Premises; (b) will keep the Premises and every part thereof in a clean, neat and orderly condition, free of objectionable noise, odor, or nuisances; (c) will in all respects and at all times fully comply with all health and police regulations; (d) shall not overload the floors or permit or allow any waste, abuse, deterioration, or destructive use of the Premises to occur; and (e) shall not cause or permit any hazardous material to be brought upon, kept or used in or about the Premises in violation of any federal, state, or local law or ordinance.  As used herein, the term “hazardous material” is defined as any hazardous or toxic substance, material or waste which now is or becomes regulated or restricted by any local governmental authority, the State of Utah, or the United States Government.  The term “hazardous material” includes without limitation, any petroleum products or by-products, asbestos, (in any form), chemicals, gases or any other material or substance which upon exposure or ingestion may reasonably be anticipated to pose a hazard to the health or safety of the anticipated occupants of, or visitors to the Premises or adjacent property.  In the event Tenant, in the normal course of operation of its business in the Premises, as stated in Section 8.01, is required to use certain substances which may be considered hazardous material as defined herein, Tenant may, in such event and notwithstanding the foregoing provisions, use such substances in its business operations provided, however, Tenant shall be solely responsible for the proper use and disposal of such substances (both during and after the term of this Lease) and shall provide Landlord with sufficient evidence of its compliance with the foregoing.

10.           STOREFRONT/AWNINGS/ROOF

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Tenant shall not, without Landlord’s prior written consent, (a) make any changes to the exterior of the Premises, or (b) install any exterior lighting, canopies or awnings, or any exterior decorations or paintings, or (c) install any drapes, blinds, shades, or other coverings on the exterior face of exterior windows and doors (“interior blinds and drapes” are permitted), or (d) erect or install any sign, window or door lettering, placards, decorations or advertising media of any type which can be viewed from

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the exterior of the Premises, excepting only dignified window displays of a type customary to Tenant’s industry and excepting those signs and door lettering permitted by Exhibit “C” (Sign Criteria).  In no event shall Tenant erect or install “banner” type signs, “help wanted” type signs or other temporary signs which can be seen from the exterior of the Premises.  Tenant’s permanent sign on the Premises shall only set forth Tenant’s name or trade name, shall only be located on Tenant’s storefront, shall be installed at Tenant’s sole expense and shall fully comply with the Sign Criteria attached as Exhibit “C”.  The parties shall each fully comply with the provisions contained in the Exhibit “C” pertaining to directory and service door signage.  Any sign to be placed on the Premises or on any part of the exterior of the structure must be approved in writing by Landlord’s Project Director prior to the ordering of said sign and must comply with Landlord’s sign criteria attached hereto as Exhibit “C”.  All signs, awnings, canopies, decorations, lettering or other items approved by Landlord and installed by Tenant shall be kept in good repair and in proper operating condition at all times, shall be removed at the termination of the Lease and any damage caused by such items or their removal shall be repaired at Tenant’s expense.  All such items installed in violation of this Section may be promptly removed by Landlord at Tenant’s expense.  Use of the roof is reserved to Landlord and Landlord may install upon the roof such equipment, signs, antenna, displays and other objects as Landlord deems appropriate, provided any such objects which are visible to the general public are in keeping with the architectural theme of the Building.  Monument signage is available to Tenant in accordance with the Sign Criteria attached as Exhibit “C”.

11.           MAINTENANCE

11.01           Maintenance by Tenant:     Tenant, at its sole cost and expense, shall at all times keep the interior of the Premises, including exterior entrances, show window and door glass, moldings and sidewalks (whether included in the description of the Premises or adjoining the same) and all partitions, doors, fixtures, equipment and appurtenances thereof, including lighting and plumbing, heating, ventilating and air conditioning (“HVAC”) systems, sewage facilities, electric motors, and floor, window and wall coverings in good order, condition and repair including the replacement thereof when necessary and including reasonably periodic painting or recovering as directed by Landlord.  Landlord warrants that for 12 months from and after the Commencement Date the HVAC, plumbing and electrical systems are free from any defects and that such are in good working order and condition.

11.02           Maintenance by Landlord:     Landlord shall maintain in good repair the structural components of the Premises, including the roof, gutters, downspouts, load bearing walls, foundations and floor slab (but not floor and wall coverings); however, if Landlord is required to make structural repairs by reason of Tenant’s negligent act or omissions, Tenant shall pay Landlord’s costs for making such repairs plus twenty percent (20%) for overhead within ten (10) business days after presentation of a bill therefore.  Failure of Tenant to pay such costs shall constitute a default by Tenant hereunder.

11.03           Mutual Right to Cure:     Either party may, in an emergency, immediately, but after an attempt to notify the other party orally, make any repairs required of the other party (“Second Party”) to the extent reasonably necessary to secure the Leased Premises or prevent damage to persons or property.  Second Party shall reimburse the other party for the cost of such repairs within thirty (30) days after receipt by Second Party of a statement therefore, including substantiation that such repairs were reasonable in cost and in scope.

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11.04           Maintenance Firm:     Unless Tenant carries an HVAC service contract, Landlord may elect to engage a maintenance firm to service the heating, ventilating, cooling, air handling and control (HVAC) systems serving Landlord’s tenants.  Tenant shall pay to Landlord (or at Landlord’s election,                                                                                                                                                                                                                                                                                                                                                                                                                 directly to such maintenance firm) its pro-rata share of the cost of such servicing, which share shall be that proportion of such cost which the tonnage of the facilities serving the Premises bears to the total tonnage of all the facilities so serviced by said maintenance firm in the Building.  All sums payable by Tenant hereunder shall be an additional assessment under this Lease and may be included in the Common Area Operating Costs described in Section 5.03.

12.           ALTERATIONS AND IMPROVEMENTS

12.01           Limitations:     Without limiting Section 13 below and except as set forth in Section 7.03, other than the Tenant Improvements, Tenant shall not make any alterations, additions or improvements to the Premises, or install any exterior signs or lettering, interior or exterior lighting, or plumbing or mechanical fixtures, or make any changes to the storefront, without first obtaining Landlord’s written approval.  Tenant shall present to Landlord plans and specifications for such additional work at the time approval is sought.  In the event Landlord consents to the making of any alterations, additions, or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense.  All such work with respect to any alterations, additions and improvements shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Premises shall at all times be a complete operating unit.  Any such alterations, additions, or improvements shall be performed and done strictly in accordance with all laws and ordinances relating thereto.  In performing the work or any such alterations, additions or improvements, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building.  Any alterations, additions, or improvements to the Premises, made pursuant to this Article or pursuant to Section 7.03 including, but not limited to, wall and floor coverings; paneling; HVAC, electrical and plumbing systems; cabinet portions of any exterior signs and built-in cabinet work, (excluding movable furniture, equipment, sign fascia or individual sign lettering and trade fixtures all of which can be removed), shall at once become a part of the realty and shall be surrendered with the Premises unless Landlord otherwise elects at the time of approval.  Notwithstanding the foregoing, however, for tax purposes, Tenant shall be deemed to be the owner (without removal rights) of such permanent alterations, additions, or improvements until the expiration or earlier termination of this Lease.

12.02           Legal Requirements; Indemnity:     All alterations and additions undertaken by Landlord or Tenant shall be done in a good and workmanlike manner and in accordance with all applicable laws, ordinances and building codes.  Each party shall indemnify and hold harmless the other from any and all claims, liabilities, losses and damages growing out of any alterations or construction undertaken by such party, including all costs, expenses and attorney’s fees resulting from claims made by other tenants in the Building, their agents, employees and invitees.

13.           MECHANIC’S LIEN

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Should any mechanic’s or other lien be filed against the Premises or any part thereof by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty (30) days following receipt of notice of the existence of such lien.

14. UTILITIES

Unless resulting from Landlord’s negligence or willful misconduct and except as provided below, Landlord shall not be liable in the event of any interruption in the supply of any utility services to the Premises or Building.  Landlord will provide Tenant with at least three (3) days advance notice delivered to the Premises if Landlord intends to interrupt or cause to be interrupted any of the foregoing utilities or services at the Premises.  If utility services or other services to the Premises are to be interrupted for a period of time longer than twenty-four (24) hours by virtue of an act of negligence by Landlord, Minimum Base Rent will be abated during the period of interruption until such services are restored.  Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expense in accordance with plans and specifications to be approved in writing by Landlord.  Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption for heat, sewer, water, gas, electricity, garbage removal, or any other utility services serving the Premises.

Should Landlord elect to supply any utility services, Tenant agrees to purchase and pay for the same as additional rent at the applicable rates charged by the utility company furnishing the same.

15.           COMMON AREAS

Landlord hereby grants to Tenant and its employees, agents, contractors, customers, assignees, subtenants and licensees a non-exclusive right to use the Common Areas, subject to such reasonable nondiscriminatory rules and regulations governing use as Landlord may from time to time prescribe.  All Common Areas shall be subject to the exclusive control and management of Landlord.  Landlord shall have the right to construct, maintain and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location and arrangement of parking areas and other facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the Common Areas of facilities to discourage non-customer parking.  Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control the use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

16.           ASSIGNMENT

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16.01           Assignment:     Tenant shall have the right to assign this Lease, in whole or in part, or permit the use of the Premises by licensees, concessionaires or persons other than Tenant, or sublet the Premises, or any part thereof, with Landlord’s consent, which shall not be unreasonably withheld or delayed.  Landlord hereby consents to Tenant’s partial sublease of a portion of the Premises to PCM Ventures I, LLC (“KwikMed”) and/or Bella Brands, LLC (“Bella”).  Tenant shall not mortgage or hypothecate this Lease, in whole or in part, without the prior written consent of Landlord in each instance, which approval shall not be unreasonably withheld or delayed.

16.02           Consent Required:   Any attempted assignment, subletting, mortgage or hypothecation without Landlord’s consent shall be void, shall confer no benefit on any third party and shall constitute a default hereunder.  Consent to any such transfer of interest shall not operate as a waiver of the necessity for consent to any subsequent transfer of interest, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.  Without limiting the ability of Landlord to refuse to consent to a proposed transfer of interest for some other reason, it is understood that Landlord may not give such consent because the proposed transferee may have a financial net worth, managerial skill or operational or business history which is inferior to that of Tenant; or because the character and reputation or the proposed transferee is not satisfactory to Landlord; or because the proposed transferee is not sufficiently experienced in the use permitted by Section 8.01 above.  Landlord may condition the giving of its consent on reasonable modifications to this Lease which the circumstances may then require.  In addition, except with respect to the partial subleases with KwikMed and/or Bella permitted by section 16.01 above, in the event Tenant makes a permitted transfer of interest hereunder upon terms which result in Tenant receiving a lump sum rent consideration for such transfer or is receiving periodic payments of rent consideration which are greater than the rent and other periodic sums which are due Landlord under this Lease, Tenant hereby assigns and shall promptly pay to Landlord fifty percent 50% of the excess rent consideration as such is received.

16.03           Request for Consent:     Should Tenant desire Landlord’s consent to a proposed transfer of interest, Tenant shall request such consent in writing and Tenant will provide Landlord with a statement, certified to be true and correct by Tenant, of the terms and conditions under which such transfer is to be made.  Any instruments used to document such transfer shall include language acknowledging the rights of Landlord described in Section 16.04 below and if the transferee is an assignee of Tenant’s interest in this Lease, also acknowledging that such assignee specifically assumes the obligations of Tenant hereunder.  Except with respect to the KwikMed and Bella assignments and/or subleases, in the event that Landlord shall consent to an assignment, sublease or other transfer of interest, Tenant shall pay to Landlord the amount of Five Hundred Dollars and No Cents ($500.00), the “assignment fee”, to cover costs incurred in preparing and processing the instruments necessary to document such consent.  Notwithstanding any such assignment or other transfer of interest, it is specifically understood that the assigning or transferring Tenant shall continue to be fully responsible for all of the Tenant obligations hereunder until the expiration of the Term.

16.04           Landlord’s Rights in the Event of a Transfer of Interest:     If this Lease is assigned or if the Premises or any portion thereof are sublet or occupied by any person other than Tenant, with or without the consent of Landlord, Landlord may, upon demand, in the event of a default by Tenant under this Lease, collect rent and other charges from such assignee, sub lessee or other person, and apply the amount collected to the rent and other charges due from Tenant hereunder, but such collection shall not

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constitute the recognition of such assignee, sub lessee, or other person as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations of Tenant herein contained.  In the event such assignee, sub lessee or other person pays rent or other charges directly to Landlord pursuant to this Section, the amount so paid shall be credited against the sums due from such person to Tenant under any then existing sublease, lease assignment or other agreement.

17.           INDEMNITY AND RELEASE

17.01           Assumption of Risk; Release:     Tenant and all those claiming through or under Tenant shall store their property in and shall occupy and use the Premises and the Common Areas solely at their own risk.  Tenant and all those claiming through or under Tenant hereby release Landlord, and its respective affiliates, employees and agents, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business (including business interruption) arising, directly or indirectly out of or from or on account of such                                                                                                                                                                                                                                                                                                                                                                                                                                                                               occupancy and use or resulting from any present or future condition or state of repair of the Building, except to the extent such claims are directly caused by the negligence of Landlord and its employees, contractors, representatives and agents.

17.02           Indemnification and Hold Harmless (Tenant):     Landlord will indemnify and hold Tenant (and its respective affiliates, employees and agents) harmless from and against any and all claims, demands, proceedings, judgments and other liabilities of every kind, and all reasonable expenses incurred in investigating and resisting the same (including reasonable attorneys’ fees), resulting from or in connection with loss of life, bodily or personal injury or property damage (i) arising out of or on account of any occurrence within the Building, Project or the Premises caused by Landlord; (ii) arising out of any failure of Landlord to comply with any of Landlord’s obligations under this Lease; (iii) arising on account of injuries or damage to the person or property of any other tenant of the Building or to any other person rightfully in the Building to the extent that such injuries or damages are caused by misconduct or negligence of Landlord, its agents, employees or guests; (iv) occasioned by any act or omission or negligence of Landlord or its employees, agents, or contractors in or about the Premises or in other areas of the Building, including Common Areas; or (v) arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of Landlord’s construction or maintenance of any improvements on the Premises, the Building, or the Project, of Landlord’s additions, alterations or renovations thereto, or due to the neglect of the Building, the Common Areas and the Project by Landlord.

17.03           Indemnification and Hold Harmless (Landlord):     Except to the extent directly caused by the negligence or willful misconduct of Landlord, Tenant hereby agrees to defend, pay, indemnify and hold Landlord (and its respective affiliates, employees and agents) harmless from and against any and all claims, demands, proceedings, judgments and other liabilities of every kind, and all reasonable expenses incurred in investigating and resisting the same (including reasonable attorneys’ fees), resulting from or in connection with loss of life, bodily or personal injury or property damage (i) arising out of or on account of any occurrence within the Premises or in the doorways thereof caused by Tenant, or (ii) occasioned wholly or in part through the use and occupancy caused by Tenant of the Premises or any improvements therein or appurtenances thereto, or (iii) occasioned by any act or omission or negligence of Tenant or its

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employees, agents, or contractors in or about the Premises or in other areas of the Building, including Common Areas; or (iv) arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of Tenant’s construction or maintenance of any improvements on the Premises, the Building, or the Project, of Tenant’s additions, alterations or renovations thereto, or due to the neglect of the Building, the Common Areas and the Project by Tenant.

17.04           Limitations:     It is specifically understood that neither party nor its affiliates, employees and agents) shall be liable or responsible for loss of life, bodily or personal injury or property damage arising out of any breach of any obligation of such party hereunder, or out of its (or their respective) negligent acts or omissions if such injury or property damage, is, or would have been, covered by the insurance required to be carried by the parties hereunder regardless of whether any portion of coverage is provided through a program of self-insurance.

17.05           Time of Commencement:     The parties expressly acknowledge that all of the foregoing provisions of this Section 17 shall apply and become effective from and after the date Tenant first enters the Building for any purpose related to this Lease.

These indemnity provisions, as well as all other indemnity provisions in this Lease, will survive the expiration of this Lease or the earlier termination thereof.

18.           INSURANCE

18.01           Fire Casualty and General Liability Insurance:

(a)           Landlord shall, as part of the Operating Expenses, procure and continue in force property insurance coverage insuring Landlord against loss of, or damage to, the Building and certain Common Area  improvements by reason of fire and other casualties, subject to such commercially reasonable deductibles as Landlord may reasonably select.  Such insurance shall be in a face amount equal to the full replacement value, from time to time of the Building and other improvements, exclusive of the cost of excavations, footings below ground level and foundations. Such insurance shall cover: (a) loss or damage by fire; (b) loss or damage arising from the perils normally covered by a Special Form property policy; (c) loss or damage arising from vandalism, malicious mischief and theft; and (d) loss or damage resulting from earthquake or flood if (and only if) such coverage is deemed appropriate by Landlord in its reasonable discretion or is required to be carried by Landlord’s mortgagee.  In the event a fire or other casualty insured against hereunder originates in the Premises and is caused by Tenant, then Tenant shall pay to Landlord within fifteen (15) days of written demand therefore, any insurance deductibles payable by Landlord as a result of said fire or other casualty.  Landlord and, at Landlord’s option, the lender interested under any mortgage or similar instrument then affecting the Premises or the underlying ground owner shall be named as an additional insured on each such policy.  The proceeds of such insurance in case of loss of, or damage to the Premises shall be paid to Landlord and the applicable portions thereof shall be applied on account of the obligations of Landlord to repair and/or rebuild the Premises pursuant to Section 19.  Any proceeds not required for such purpose shall be the sole property of Landlord.

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(b)           Landlord shall, as part of the Operating Expenses, procure and continue in force Commercial General Liability Insurance insuring Landlord against death, bodily or personal injury, or property damage occurring on or within the Building in an amount of at least One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate, and such other umbrella or excess liability amount as Landlord may reasonably determine is necessary.

(c)           Tenant’s Proportionate Share of such insurance coverage as required by subsections (a) and (b) above shall be paid by Tenant in accordance with the provisions of Section 5.04.

18.02           Fire Insurance on Tenant’s Personal Property:     At all times during the Term  Tenant shall keep in force at its sole cost and expense, fire and Special Form property insurance and vandalism, malicious mischief and theft insurance, equal to the replacement cost of Tenant’s improvements, trade fixtures, furnishings, equipment and contents upon the Premises, including coverage for water damage from sprinkler leakage.

18.03           Tenant’s Liability Insurance:     Tenant agrees to secure and keep in force from and after the date Landlord first allows Tenant on the Premises to perform Tenant’s construction work and throughout the Lease term, at Tenant’s own cost and expense, Commercial General Liability Insurance, covering Tenant against death, bodily and personal injury and property damage in the amount of One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate, or in such other amount as Landlord may reasonably determine is necessary.  Such insurance coverage shall include products liability and completed operations coverage and include a contractual liability endorsement covering the indemnity against injury to persons and damage to property set forth in Section 17 hereof including a personal injury endorsement covering such wrongful acts as false arrest, false imprisonment,                                                                                                                                                                                                                                                                                                                                                                                                                                                                                       malicious prosecution and libel and slander.  Tenant shall also secure and keep in force Workmen’s Compensation or similar insurance to the extent required by law.

18.04           Insurance Policy Requirements:     All insurance required by Section 18 shall be effected under enforceable policies issued by insurers which are qualified to do business in the state where the Building is located and are either (i) approved in writing by Landlord, or (ii) having a policy holders’ rating of “B+” or above and a financial category rating of “Class X” or above in the most recent edition of “Best’s Key Rating Guide”.  A copy of each policy or a certificate of insurance shall be delivered to Landlord on or before the Commencement Date of this Lease or on or before the day Tenant begins Tenant’s work on the Premises, whichever is first.  Evidence of the contractor’s insurance described in Section 18.03 next above shall also be provided by Tenant to Landlord prior to the commencement of any subsequent construction or remodel work by Tenant within the Premises.  Each policy shall provide by its terms that it is noncancellable except upon thirty (30) days prior written notice to Landlord or Tenant, as applicable.  At least thirty (30) days prior to the expiration date of any policy, a renewal policy, or a binder for such policy or a certificate thereof shall be delivered by each party to the other.  The insurance described in Sections 18.02 and 18.03 shall also name Landlord as an additional insured and shall be written as primary coverage, not contributing with and not in excess of coverage which Landlord may

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carry.  The insurance described in Section 18.02 shall provide that coverage afforded shall not be affected by the performance of any construction work in or about the Premises.

18.05           Subrogation:     Notwithstanding any other provision contained in this Lease, excluding Section 18.01 (a), each of the parties hereby waives any rights it may have against the other party on account of any loss or damage to its property (including the Premises and its contents and property on other portions of the Building) which arises from any risk generally covered by the insurance required to be carried hereunder, whether or not such other party may have been negligent or at fault in causing such loss or damage.  Each of the parties shall obtain a clause or endorsement in the policies of such insurance which each party obtains in connection with the Premises or the Building to the effect that the insurer waives, or shall otherwise be denied, the right of subrogation against the other party for loss covered by such insurance.  It is understood that such subrogation waivers may be operative only as long as such waivers are available in the state where the Building is situated and do not invalidate any such state’s laws. Notice of such fact shall be promptly given by the party obtaining insurance to the other party.

18.06           Lenders:     Any mortgage lender interested in any part of the Building may, at Landlord’s option, be afforded coverage under any policy required to be secured by Landlord or Tenant hereunder, by use of a Lender’s endorsement to the policy concerned but at no cost to Tenant.

18.07           Deductibles:     Should Tenant’s insurance policies contain deductibles or retention provisions, Tenant shall be responsible to pay the amount thereof in the event of any loss covered by such policies.

18.08           Blanket Policy:     If Tenant provides any insurance required by this Lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage there under is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

18.09           Increase in Insurance Premiums:     Tenant shall not stock, use or sell any article or do anything in or about the Premises which may be prohibited by Landlord’s insurance policies carried on the remainder of the Building or any endorsement or forms attached thereto, or which will increase any insurance rates and premiums on the Building.  Tenant shall pay on demand any increase in premiums for                                                                                                                                                                                                                                   Landlord’s insurance that may be charged on such insurance carried on the Building, whether or not          Landlord has consented to the same.

18.10           Insurance During Construction:     During the period of any construction by Tenant on or about the Premises, Tenant shall carry or cause to be carried the insurance described in Section 18.02.

19.           DESTRUCTION

19.01           Restoration:     If the Premises shall be damaged by fire or other casualty Landlord shall, in accordance with Section 19.04, repair the Premises to a condition which is substantially similar to the condition that existed prior to such casualty.

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19.02           Events Permitting Cancellation by Landlord:     Notwithstanding the foregoing, if: (a) the Premises by reason of any such casualty are rendered wholly untenantable; or (b) the Premises are damaged as a result of a risk which is not covered by Landlord’s insurance; or (c) the Premises are damaged in whole or in part during the last eighteen (18) months of the Term; or (d) any or all of the Common Areas of the Building are damaged, whether or not the Premises are damaged, to such extent that the Building cannot, in the reasonable and good faith judgment of Landlord, be operated as a viable, integrated unit; or (e) Landlord’s mortgage requires that the insurance proceeds be applied against the principal balance due on Landlord’s mortgage, then and in any such event, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation given to Tenant within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall promptly (within thirty (30) days following such notice) vacate and surrender the Premises to Landlord.  Tenant’s liability for rent upon the termination of this Lease shall cease as of the day following the date of Landlord’s notice of cancellation.

19.03           Abatement of Rent:     In the event Landlord is required, or elects to repair any damage, it shall commence such repair within ninety (90) days of the casualty, diligently prosecute such to completion and, until such repair is complete, Minimum Base Rent and Tenant’s Proportionate Share shall abate proportionately as to the portion of the Premises rendered untenantable.  Any such abatement of rent, however, shall end five (5) days after Landlord gives notice in good faith to Tenant that                                                                              Landlord’s responsibilities with regard to repairing the Premises have been completed.

19.04           Specific Responsibility of Each Party:     Unless this Lease is terminated by Landlord, Landlord shall repair and restore the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction and Tenant shall re-fixture and restock the Premises all in a manner and to a condition equal to that existing prior to the destruction or casualty.  In such event, the proceeds of all insurance carried by Landlord on the Building and carried by Tenant on its equipment, contents, personal property and fixtures shall be held in trust by each respective party for the purpose of said repair and replacement.  All repair and restoration work shall be done in substantial conformance with Exhibit “B” and Section 7 of this Lease except for any modifications to the design criteria or working drawings which are then required by governmental regulations or are mutually agreed to by the parties.  It is specifically understood that Landlord shall be responsible at its expense, for the building shell and for those items described on Exhibit “B” as being Landlord’s obligation and Tenant shall be responsible to repair or replace, at its expense, those items described on Exhibit “B” as Tenant’s obligation and those items subsequently constructed by Tenant pursuant to Section 7 and Tenant also shall be responsible for the replacement of its trade fixtures, furnishings, equipment and stock in trade.  In the event of such restorations by the parties, that portion of the insurance proceeds that Landlord receives                                                                                                                                                                                                                                                                                                                                                                                      which are applicable to the permanent alterations, additions or improvements initially or subsequently constructed by Tenant (pursuant to Exhibit “B” or Section 7) shall be paid to Tenant less a pro rata portion of any deductible amount (retention) attributable to the loss in question and such payment shall be used by Tenant for such restoration.

20.           CONDEMNATION

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20.01           Total Condemnation:     If the whole of the Premises shall be acquired or taken by condemnation, then this Lease shall cease and terminate as of the date Tenant loses possession of the Premises.

20.02           Partial Condemnation:     If any part of the Premises shall be taken as aforesaid and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease shall cease and terminate as aforesaid.  If such partial taking is not extensive enough to render the Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Minimum Base Rent and Tenant’s Proportionate Share shall be reduced in the same proportion that the square footage of the Premises taken bears to the original square footage of the Premises and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building, nor shall Landlord in any event be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished.

20.03           Landlord’s Option to Terminate:     If more than twenty percent (20%) of the square footage of the building in which the Premises are located shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease.  If this Lease is terminated as provided in this subsection, rent shall be paid up to the sooner of: (a) the day that Tenant vacates the Premises, or (b) the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

20.04           Award:     Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemner, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant’s business fixtures, personal property and equipment owned by Tenant, leasehold improvements, alterations paid for by Tenant, and moving and relocation expenses.

20.05           Definition:     As used in this Section the term “condemnation proceeding” means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by transfer under threat of condemnation.

21.           EVENTS OF DEFAULT; REMEDIES

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21.01           Default by Tenant:     Upon the occurrence of any of the following events (each one an “Event of Default”), Tenant shall be deemed to be in default under the terms of this Lease.  Landlord may treat any such occurrence as a breach of this Lease and Landlord shall have the remedies set forth in Section 21.02:

(a)           Tenant fails to pay when due any rental or any other sum required to be paid hereunder and such failure is not cured within five (5) business days following written notice from Landlord to Tenant of such failure.

(b)           Tenant fails to perform or violates any other term, condition or covenant required to be performed by it pursuant to this Lease and such failure is not cured within ten (10) business days after written notice of such failure is given to Tenant by Landlord; or, if such failure cannot reasonably be cured within such ten (10) business days, if Tenant fails to commence the cure within ten (10) business days or thereafter fails to diligently prosecute such cure to completion.

21.02           Landlord’s Remedies:     Upon the occurrence of an Event of Default under Section 21.01, Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant, or to any guarantor of this Lease, or to any other person:

(a)           Landlord, pursuant to summary ejectment or other legal process, may immediately reenter and remove all persons and property from the Premises, storing such property in a warehouse, or elsewhere at the Tenant’s cost, without being deemed guilty of, or liable in, trespass, forcible entry or in damages resulting from such reentry and removal.  No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant.  All property of Tenant which is stored by Landlord pursuant hereto may be redeemed by Tenant within thirty (30) days after Landlord takes possession thereof upon payment to Landlord in full of all obligations then due from Tenant to Landlord hereunder and of all costs incurred by Landlord in moving such property and providing such storage.  If Tenant fails to redeem such property within said thirty (30) day period, Landlord may sell such property in any reasonable manner and shall apply the proceeds of such sale actually collected first against the costs of moving, storage and sale and then against any other obligation due from Tenant under this Lease with any remaining surplus being remitted to Tenant.

(b)           Landlord may relet the Premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and at such rental as Landlord, in its sole discretion, considers advisable.  Whether or not the Premises, or any portion thereof, are relet by Landlord, Tenant shall pay to Landlord all amounts required to be paid by Tenant hereunder up to the date that Landlord removes Tenant from the Premises, and thereafter Tenant shall pay to Landlord, until the end of the term, the amount of Minimum Base Rent and other amounts required to be paid by Tenant pursuant to this Lease.  Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, through expiration of the term or otherwise, to recover such payments by legal action or in any other manner.  If Landlord relets the Premises, or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting (i) against the costs of removing Tenant and its property, (ii) against the costs of reletting including the cost of clean-up, repair or

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modification of the Premises and the fee of any Realtor, (iii) against any amount due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder, and (iv) any residue shall be held by Landlord and applied in payment of future rent as such may become due and payable hereunder.  Landlord may execute any lease made pursuant hereto in its own name and the tenant there under shall be under no obligation to control or monitor the application by Landlord of any rent or other proceeds paid to Landlord there under nor shall Tenant have any right to collect any portion of such rent or other proceeds nor be entitled to regain possession of the Premises.  Landlord shall not by any reentry or other act be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord’s election to do so.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous breach by Tenant.

(c)           Landlord may collect by suit or otherwise, without reletting the Premises, each installment of rent or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other covenant or obligation which is required to be performed by Tenant.  Landlord may also elect to cure any default on behalf of Tenant and, in such event, Tenant shall immediately reimburse Landlord for the costs so incurred.

(d)           Landlord may terminate this Lease by written notice to Tenant.  In the event of such termination, Tenant agrees to immediately surrender possession of the Premises.  Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termination and Landlord may recover from Tenant all damages it has incurred by reason of Tenant’s breach, including the cost of recovering the Premises, reasonable attorneys fees, and the worth (or present value) at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved under this Lease for the remainder of the stated term over the then rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.  The “worth or present value” shall be determined by using an interest rate of ten percent (10%) per annum or the highest rate permitted by law, whichever is lower.  In determining the amount of rent reserved under this Lease subsequent to such termination, the rent which would have been paid for each year of the unexpired term shall be deemed to equal the average yearly minimum and additional rents paid by Tenant hereunder from the Commencement Date to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

(e)           The remedies given to Landlord in this Section 21 shall be cumulative and shall be in addition and supplemental to all other rights or remedies which Landlord may have at equity or under the laws then in force.

(f)           Landlord shall use commercially reasonable means to mitigate its damages.

21.03           Defaults by Landlord:     If Landlord fails to perform any of the terms, conditions or covenants contained in this Lease which are to be performed by Landlord and if such failure is not remedied within fifteen (15) days after written notice of such failure is given by Tenant to Landlord (or if more than fifteen (15) days shall be reasonably required to cure such failure, if

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Landlord does not commence to remedy such failure within such fifteen (15) days or thereafter does not proceed diligently to cure such failure), then in such event Landlord shall be deemed to be in default and shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord’s breach.  If the Premises or any part thereof are at any time subject to a mortgage or a deed of trust, Tenant shall also comply with the provisions of Section 24, Subordination Clause.  If, after compliance with this Section, Landlord has not cured such default, Tenant shall have the right to seek specific performance or to cure any such default at Landlord’s expense including in such expenditure all costs and attorneys’ fees and, thereafter, bill such     costs and attorneys’ fees to Landlord and demand immediate payment thereof.  If such payment is not made by Landlord, Tenant may proceed to collect the same through any legal action or may offset such against the next Minimum Base Rent and Tenant’s Proportionate Share rent due hereunder until such are recaptured.  Tenant shall have no right to terminate this Lease, however, unless Landlord violates Section 26 (Quiet Enjoyment) below.

22.           ACCESS TO PREMISES

Tenant agrees to permit Landlord and/or its authorized representatives to enter the Premises at all times during usual business hours on reasonable written notice to Tenant for the purpose of inspecting the same.  Tenant further covenants and agrees that Landlord or any person authorized by Landlord may enter upon the Premises during normal business hours, or after hours (with appropriate security measures), in order to make any necessary repairs to the Premises or perform work therein (provided that prior written notice has been given to Tenant and such repairs have been approved by Tenant): (i) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, insurance agency or any similar body; (ii) which Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make those repairs which are its responsibility hereunder following written demand from Landlord; (iii) which may be necessary in an emergency situation; or (iv) which Landlord may deem necessary in the course of performing any remodeling, construction or other work in any portion of the Building, including without limitation the Premises of another tenant, adjacent to, above, or below the Premises.  Nothing herein contained shall imply any duty on the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to do, nor shall it constitute a waiver of any Tenant default in failing to do the same.  Notwithstanding anything contained in this Section to the contrary, in any entry of the Premises, Landlord and its employees and contractors shall exercise good faith, commercially reasonable efforts to minimize any interference with, or disturbance to Tenant or the operation of Tenant’s business in the Premises.

23.           OTHER TENANTS

Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of, and Landlord’s ownership of, the Building.  Notwithstanding the foregoing, Landlord shall ensure that no other tenant in the Building or in the immediate vicinity of the Premises shall be allowed to engage in any trade or business which could be expected to expose Tenant’s inventory and/or operations to contamination in violation of certain pharmaceutical, EPA and/or FDA regulations.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or any specific business or any certain number of

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tenants will occupy any space in the Building.  Notwithstanding the foregoing, however, Landlord shall use its best efforts at all time to fill as soon as possible any vacancy which might occur.

24.           SUBORDINATION

Upon written request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or deed of trust or lien or other security interest resulting from any method of financing or refinancing, now or hereafter in force against the land and/or buildings comprising the Building and to all advances made on the strength of such security; provided however, that the holder of any such mortgage, deed of trust or other security interest shall agree not to disturb Tenant’s possession of the Premises so                                                                                                                                                                                                                                                  long as Tenant is not in breach beyond any applicable cure periods of any of the terms and conditions of this Lease.  The provisions of this Section notwithstanding, so long as Tenant is not in default hereunder beyond any applicable cure periods, this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Tenant has subordinated its rights pursuant hereto.

25.           ATTORNMENT

In the event of the sale or assignment of Landlord’s interest in the Building, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage, or other security instrument made by Landlord covering the Premises, Tenant shall attorn to the assignee or purchaser and recognize such purchaser as Landlord under this Lease.  Upon any termination, transfer or assignment of Landlord’s interest in the Premises, Tenant shall, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained, and such Successor shall, on or before such termination, transfer or assignment,  execute and deliver to Tenant an instrument wherein such Successor agrees to assume the obligation of Landlord under this Lease and agrees that the tenancy of Tenant shall not be disturbed by such Successor.  In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease.  Tenant shall execute all documents necessary to effect any such amendment within thirty (30) days after written request from Mortgagee, as Landlord, provided that in no event shall such amendment increase Tenant’s payment obligations or other liability under this Lease, materially adversely affect Tenant’s rights under this Lease or reduce Landlord’s obligations hereunder.

26.           QUIET ENJOYMENT

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Tenant, upon paying the rents and observing and performing all of the terms, covenants and conditions on its part to be performed hereunder, shall peaceably, quietly and exclusively enjoy the Premises for the Term of this Lease.

27.           SURRENDER OF PREMISES

At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were in on the Commencement Date, reasonable wear and tear accepted, and shall deliver all keys to Landlord.  Before surrendering the Premises, Tenant shall, in accordance with Section 12, remove all of its personal property, trade fixtures, signs and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof.  If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.  Tenant shall pay to Landlord all costs (including supervision and overhead) associated with the removal

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 and disposal of Tenant’s abandoned personal property and inventory, as well as any “specific improvements” made to the Premises by Tenant.

28.           HOLDING OVER

Any holding over after the expiration of the term hereof or the expiration of any renewal term shall be construed to be a tenancy from month to month at 125% of the monthly Minimum Base Rent in effect on such expiration date (prorated on a monthly basis) and on the other terms and conditions herein set forth except for those terms which are inconsistent with a month to month tenancy.

29.           ATTORNEYS’ FEES

In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action of proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such actions including reasonable attorneys’ fees actually incurred at customary hourly rates by the successful party.

30.           PAST DUE SUMS; FAILURE TO PROVIDE CERTIFICATES

(a)	If Tenant fails to pay, when the same is due and payable, any Minimum Base Rent, or other sum required to be paid hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of one percent (1.0%) per month.  In addition, each installment of Minimum Base Rent, and Tenant’s Proportionate Share not paid when due shall be subject to a late payment fee equal to 5% of the unpaid monthly minimum rent or additional rent.   In the event any sums due from Tenant are tendered by a check which is returned to Landlord (for insufficient funds or other reason), Tenant shall pay to Landlord a Fifty and No/100 Dollars ($50.00) returned check charge immediately upon demand.

(b)	If Tenant fails to furnish Landlord, when due, with any copy or certificate of insurance
which is required under Section 18.04, then Landlord shall have the right to assess, and Tenant shall pay,               a late fee of Ten and No/100 Dollars ($10.00) per day until the required copy or certificate is so                furnished, from and after the tenth (10th) day following written notice to Tenant of such failure.

31.           HAZARDOUS WASTE

31.01   Landlord’s Indemnification of Hazardous Waste:     Landlord, as of the date of this Lease,      agrees to hold Tenant harmless for any current or present hazardous materials (as defined in Section 9 of            this Lease).  Landlord further represents that as of the date of this Lease, there are no known hazardous     materials within the Project.  If it is discovered that the land and Project contain hazardous material, the     presence of which predates this Lease, Landlord, at its sole expense, shall take all action required,                     including environmental cleanup of the land and Project, to comply with the

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covenants herein or              applicable legal requirements and, in any event, shall take all action deemed necessary under all               applicable laws to prevent exposure of hazardous material to human health, the environment or natural     resources.  If during the Term of this Lease or any time after the expiration of this Lease, Landlord                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  determines that Tenant has violated the hazardous waste covenants described in Section 9 of this Lease, then Landlord has the right to have Tenant remedy any damage caused by Tenant’s negligence.

32.           COVENANTS

32.01           Landlord’s Covenants:     Landlord covenants as follows:

(a)	As of the date hereof, Landlord is the owner of a fee simple estate in the Building and has the right and power and authority to enter into this Lease and to perform the same and by this instrument conveys a good leasehold interest to Tenant in accordance with the terms hereof.

(b) As of the date hereof, there are no claims of other parties, encumbrances, liens,                                restrictions, reservations or defects in Landlord’s title which could interfere with or impair Tenant’s use, occupancy and enjoyment of the Premises or with Tenant’s rights hereunder.

(c) As of the date hereof, there are no zoning, easements or other restrictions of any nature                preventing or restricting use of the Premises for purposes intended by this Lease, or use of the Common Areas for their intended purposes, including parking.

(d)           Before Tenant takes occupancy, the water lines, gas mains, electric power lines, fiber optic connectivity from Comcast, and sanitary and storm sewers located on the land and serving the Premises will be adequate for Tenant’s intended use.

(e)           Landlord will not lease or permit the use of any portion of the Building for the operation of any adult bookstore, adult movie theater, massage parlor or other similar enterprise whose business is the sale, rental or promotion of sexually explicit material, acts or entertainment.

(f)           Landlord will not lease or permit the use of any storeroom located within one hundred feet (100’) of the entrance to the Premises for a pet shop, health spa, arcade, movie theater or bowling alley, or for the operation of any business which emits offensive odors.

(g)           Notwithstanding anything to the contrary contained herein, Landlord represents and warrants to Tenant that on the date of delivery of possession of the Premises to Tenant, the Premises shall be in good condition and all Building systems serving the Premises shall be in good working order, the Premises will be in compliance with all statutes, laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition and occupancy of the Premises including but not limited to the American with Disabilities Act, and all rules, orders, regulations and requirements of the

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board of fire underwriters of insurance service office, or any similar body having jurisdiction over the Premises.

(h)           The Premises at Lease execution is not subject to a lien of any deed of trust, mortgage or other similar encumbering instrument. Landlord intends to obtain a mortgage secured by a Deed of Trust at a future date.  When Landlord obtains a mortgage, Landlord’s lender will provide to Tenant a Non-disturbance Agreement.

32.02           Tenant’s Covenants.                                           Tenant covenants as follows:

(a)           As of the date hereof, it has the power and authority to enter into this Lease and to perform the same in accordance with its terms.

(b)           Tenant will not harm the Premises, nor commit any nuisance, nor permit the emission of any objectionable noise or odor.

33.           MISCELLANEOUS PROVISIONS

33.01           No Partnership:     Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

33.02           Force Majeure:     Either party shall be excused for the period of any delay in the performance of any of its obligations hereunder when prevented from so doing by cause or causes beyond its control, including without limitation, strikes and labor disputes; civil commotion; war; governmental regulation or control; fire or other casualty; inability to obtain any material (or reasonable substitute therefore), labor or service; acts of God; or failure or slowness of governmental entities to take action but nothing herein contained shall excuse Tenant from paying rentals and other charges when and to the extent due.  Nothing herein provided shall limit tenant's rights under Utah law to pursue claims of constructive eviction or other similar claims.

33.03           No Waiver:     Failure of any party to insist upon the strict performance of any provisions or to exercise any option hereunder shall not be deemed a waiver of such breach.  No provision of this Lease shall be deemed to have been waived unless such waiver is in writing and is signed by the waiving party.

33.04           Notices:     All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means:  (a) registered or certified first class mail, return receipt requested, or (b) nationally-recognized overnight delivery service.  Such addresses may be changed by notice to the other parties given in the same manner as provided above.  Any notice or other communication sent pursuant to subsection (a) shall be deemed received three (3) days following deposit in the mail and/or if sent pursuant to subsection (b) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.  The addresses for notice are as set forth in the Fundamental Lease Provisions.

           33.05           Recording:     This Lease shall not be recorded but a short Memorandum of this Lease may be recorded in the County in which the Building is located upon the request of either party hereto.

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33.06           Partial Invalidity:     If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

33.07           Broker’s Commission:     Each party hereby warrants and represents to the other party that it has not dealt with any broker in the negotiation of this Lease other than Coldwell Banker Commercial (Jon Creer and Don Enlow) representing Tenant and Roderick Realty Services representing Landlord (collectively, “Broker”).  Landlord agrees to pay to Broker all commissions required to be paid in connection with the negotiation, execution and performance of this Lease.  Each party hereby agrees to indemnify and hold harmless the other party from and against any other commissions or finder’s fees due

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by virtue of the negotiation, execution and performance of this Lease, the obligation or asserted claim for which arises from actions taken or claimed to be taken by the indemnifying party.

33.08           Tenant Defined; Use of Pronouns:     The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein.  If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given  to any one thereof and shall have the same force and effect as if given to all thereof.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

33.09           Successors and Assigns:     Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties and respective successors and assigns.  In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Premises, or this Lease, Landlord shall, from and after the date of such sale or assignment, be entirely relieved of all of its obligations which shall, as of the time of such sale or assignment, automatically pass to Landlord’s successor-in-interest.

33.10           Entire Agreement:     This Lease and the Exhibits, Rider, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties.  All Exhibits, Rider or Addenda mentioned in this Lease are incorporated herein by reference.  Any guaranty attached hereto or incorporated herein is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.  No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed.  Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a Lease only upon execution and delivery thereof by Landlord to Tenant.  If any provision contained in a Rider or Addenda is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addenda shall control.  It is hereby agreed that this Lease contains no restrictive covenants binding on other tenants or exclusive use provision in favor of Tenant.  There are no representations or promises by either party to the other except as is specifically set forth herein.  This Lease supersedes and revokes all previous conversations, negotiations, arrangements, letters of intent, brochures, understandings and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any agents of any of them.  The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any section or paragraph.

33.11           Recourse by Tenant:     Anything in this Lease to the contrary notwithstanding Tenant agrees that it shall, subject to prior rights of any mortgagee in any portion of the Building, look solely in the equity interest of Landlord in this specific/individual parcel of land and Building, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord and no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s remedies.

33.12           Security Interest:   Intentionally omitted.

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33.13           Definition of “Mortgagee”:     As used in the Lease, the word “Mortgagee” shall mean the holder of any mortgage, the beneficiary under any deed of trust or the holder of any other similar security interest which encumbers the Premises or the Building.

33.14           Consent; Costs:     Whenever in the Lease (including in the Exhibits attached to the Lease): (a) the consent or approval of Landlord or Tenant is required for an action, such consent or approval shall not be unreasonably withheld, conditioned or delayed; and (b) there is a reference to costs, expenses, fees or other charges (including, without limitation, attorneys’ fees and costs), such reference shall be deemed to be to reasonable, reasonably necessary and actual costs, expenses, fees and other charges, of which the party incurring such costs, expenses, fees or other charges has some reasonable documentation, record or evidence.  With respect to attorneys’ fees, the same shall mean reasonable attorneys’ fees actually incurred at customary hourly rates.  Except as expressly provided in this Lease, neither party shall be responsible to the other for indirect, special or consequential damages.

33.15 Right of First Offer:                                           If any adjacent second generation space becomes available for lease then Landlord shall immediately offer this space to Tenant.  Tenant shall have thirty (30) days to either accept or reject the space as proposed by Landlord.  If Tenant rejects the space then Landlord is free to market the space as desired.

33.16           Deadlines.                      In the event any act is to be performed by either party within a time limit and the date on which said act may be so performed falls on a Saturday, Sunday or legal holiday, the deadline shall be extended to and include the next following business day and Saturday shall not be deemed a business day for the purposes of such a deadline under this Lease.

SIGNATURE PAGE FOLLOWS

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34.           AUTHORITY OF SIGNATORIES

Each person executing this Lease individually and personally represents and warrants that he/she is duly authorized to execute and deliver the same on behalf of the entity for which he/she is signing (whether it be a corporation, general or limited partnership or otherwise) and that this Lease is binding upon said entity in accordance with its terms.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the 18th day of April, 2012.

LANDLORD:                                           PHEASANT HOLLOW BUSINESS PARK L.L.C.

/s/Michael W. Roderick

By:           Michael W. Roderick
Its:           Managing Member

TENANT:                                OPO, INC.

/s/Albert F. Hummel

By:           Albert F. Hummel
Its:           President and Chief Executive Officer

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GUARANTY OF LEASE

Identification of Parties.                                           Pheasant Hollow Business Park LLC, A Utah limited Liability Company  (Landlord) and OPO, INC, a Delaware Corporation (Tenant) have entered into a Lease dated April 18, 2012 for the Lease of certain real property and buildings located at 9876 South Jordan Gateway, Sandy , Utah 84070 and more particularly described in Exhibit ”A” to the Lease Agreement.  Obagi Medical Products, Inc.  (Guarantor) a Delaware Corporation, Parent Corporation of the Tenant hereby agrees to act as Guarantor of the Lease.

1.           Purpose of Guaranty: Guarantor has entered into this Guaranty with Landlord in order to induce Landlord to enter into and execute the Lease with Tenant.

2.           Warranties of Guarantor:  Guarantor for consideration warrants, represents, and   agrees with Landlord that;

a.           Guarantor has examined, approved and is fully familiar with all of the terms, conditions, and covenants of the Lease.

b.           Guarantor hereby guarantees to Landlord full payment by Tenant under the Lease on Tenant’s part to be paid thereunder from and after the date hereof.

c.           This Guaranty is primary, absolute, and unconditional and shall not be released,   discharged, mitigated, impaired, or affected by any modifications of the Lease or by any waiver or by failure of Landlord to enforce any of the terms, covenants,  and conditions or by any extension of time or indulgence extended by Landlord to Tenant except to the extent of such modification, waiver, or extension.

d.           Landlord may proceed directly against Guarantor under this Guaranty without being required to proceed against Tenant under the Lease or to exhaust any other  rights or remedies it may have against Tenant including, without limitation, the right to recover possession of the leased premises providing that, in such event, Guarantor shall have the benefit of Tenant’s rights under the Lease.

e.           Guarantor’s liability under this Guaranty shall not be deemed to be waived, released, discharged, mitigated, impaired, or affected by reason of the release or the discharge of Tenant under the Lease in any bankruptcy, reorganization, or insolvency proceedings.

f.           This Guaranty shall not be orally changed or terminated.

g.           Landlord may pursue Tenant’s remedies under this Guaranty concurrently with or independently of any such action or proceeding against Tenant under the Lease.

h.           This Guaranty shall inure to the benefit of Landlord, Landlord’s distributees, successors, and assigns, and shall be binding upon Guarantor, Guarantor’s successors and assigns.

i.           Except as set forth in this Guaranty to the contrary, the word “Tenant” as used  in this Guaranty shall be deemed to and shall include any assignee to whom the Lease shall have been assigned in accordance and in compliance with the provisions thereof.

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j.           Guarantor also warrants and represents that Tenant on the date hereof is a wholly owned subsidiary of the undersigned; that it is in furtherance of the corporate purposes of the Guarantor that the Lease with Tenant be entered into; and that the Lease has been authorized by all parties whose consent is required for the execution thereof; and Guarantor further acknowledges that Landlord would not enter into this Lease with Tenant in the absence of this Guaranty.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty this 18  day of April, 2012.

Obagi Medical Products, Inc.

_/s/Albert F. Hummel ______
By:           Albert F. Hummel
Its:        President and Chief

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EXHIBIT “A”
BUILDING SITE PLAN
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EXHIBIT “B”
PHEASANT HOLLOW BUSINESS PARK
BUILDING # 10

IMPROVEMENTS PROVIDED BY LANDLORD AND TENANT

I.	Landlord shall provide the following warehouse shell improvements.

a.	Landlord shall supply and install the following improvements at Landlord’s expense:

           Construct a warehouse “shell space” which shall include:

1.	Demise Wall:	Demise wall (including metal studs, sheet rock, insulation sanded and painted).

2.	Power:	a.	2-200 Amp 120/208 V panels 3 phase

b.	2-200 Amp 277/480 V panel, 3 phase

c.	2-75 K.V.A. transformers

3.	Utilities:	Water, sewer and natural gas brought to the space.

Phone brought into a central d-mark.

4.	Fire Suppression:	ESFR fire suppression system distributed into the space (decorative sprinkler covers and/or sprinkler “drops” by Tenant).

5.	Storefront:	Glass storefront installed.

6.	Floor:	6” smooth and level concrete floor slab, reinforced with #4 rebar at 18” on center. All expansion joints to be caulked. The floor will be sealed with concrete hardener.

7.	Loading Docks:	a.	2 Each 4’ x7’ exit doors

b.	7 Each 8’x10’ dock high doors

c.	3 Each 12’x14’ ground level doors

d.	Manual Edge of dock Levelers.1 per dock.

8.	A.D.A.:	Landlord to meet all applicable city, state, and A.D.A. (Americans with Disabilities Act) codes.

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9.	Warehouse
Lighting:	One 1,000 watt metal halide light per bay of warehouse space equal to 30 Foot Candles at 36” above the finished floor.

10.	Warehouse
Heat:	Gas fired warehouse space heaters sufficiently spaced to provide a constant inside temperature of 55˚ F at 0˚ outside temperature.

11.	Ceiling Height:	Minimum 28’ ceiling height will be provided.

12.	Parking:	The parking will exceed all city codes. In addition there is “cross parking” with all buildings within the park.

13.	Insulation:	Landlord will provide heated space with ceiling insulation of R-21 rigid foam insulation above the roof deck.

14.	Security:
The exterior Building and all parking and loading areas shall be secured at night with wall pack lighting and parking lot lighting per local code installed by Landlord.  Any desired internal security shall be provided by Tenant.

II.	Tenant Supplied Improvements:

A.	Tenant shall supply and install any additional improvements that are not described above on Exhibit B Section I 1-14.

B.
Tenant agrees to provide Landlord with copies of all applicable building permits, health department permits, contractors’ license numbers, insurance certificates covering the work, and final lien waivers evidencing Tenant’s payment in full of all of Tenant’s construction costs.

C.	Any additional work that is not described above and that is above the Tenant Allowance described in Section 7.4 shall be paid for and/or supplied by Tenant.

D.
Any sign to be placed on the Premises or on any part of the exterior of the structure must be approved in writing by Landlord’s Project Director prior to the ordering of said sign and must comply with Landlord’s sign criteria attached hereto as Exhibit “C”.

E.
Tenant shall be responsible for providing Landlord with “as built” drawings upon completion of Tenant’s work.  It is imperative that the contractor building the Premises keeps accurate records of any notations, changes, etc., which vary from the final reproducible drawings sent to Landlord before construction begins.

F.
Tenant anticipates the need to add warehouse cooling to the Premises.  Landlord and Tenant shall cooperate to add such cooling capacity to the warehouse.  Landlord agrees to credit Tenant the costs of the individual “gas fired warehouse space heater” described

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G.	above on Exhibit B, I.10. Tenant shall pay 100% of all additional costs related to any desired warehouse cooling.

Approved By
Landlord _______________________________________ Date __________________

Approved By
Tenant _________________________________________ Date __________________

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EXHIBIT “C”
PHEASANT HOLLOW BUSINESS PARK
SIGN CRITERIA

The purpose of this sign criteria is to establish and maintain a first class professional business environment with aesthetic architecture, landscaping and signage.  Creating, maintaining and enforcing a strict sign criteria will help to keep the Pheasant Hollow Business Park a first class desirable environment.  The sign criteria for the Pheasant Hollow Business Park is as follows:

I.     TENANT SIGNAGE

A.
If Tenant desires any exterior signage or any other signage then Tenant shall provide the signage at Tenant’s sole expense.  Any exterior tenant signage provided must meet the following criteria and be approved by Landlord prior to fabrication/installation.

B.	General Requirements:

1.
Tenant shall submit or cause to be submitted to Landlord before fabrication three (3) copies of detailed sign drawings for approval.  Drawings shall include location, size, layout, method of attachment and design of the proposed sign including all lettering and/or graphics.  Tenant should note that approval action may take up to one week.  The foregoing notwithstanding, however, no manufacturing or installation will be permitted without proper Landlord approvals.

2.	All permits for signs and their installation shall be obtained by Tenant or Tenant’s representative. Tenant is responsible for compliance with all governmental criteria and fees.
3.	All signs shall be constructed and installed, including electrical hook-up, at Tenant’s expense and be installed by a licensed sign contractor.
4.
All signs will be reviewed by Landlord for conformance with this criteria and overall design quality.  Approval or disapproval of sign submittal based on aesthetics or design shall remain the sole right of Landlord.

5.	All signs and their installation shall comply with all local building and electrical codes.
6.	No projections above or below the sign limits will be permitted. Signs must be within limits indicated.
7.	No signs facing perpendicular to the face of the building or the storefront will be permitted.
8.	Electrical service to Tenant’s sign shall be controlled by Tenant’s time clock and Tenant’s electrical meter. Such service and switches shall be provided and installed at Tenant’s expense.
9.
Tenant is required to maintain signs in good working order at all times. Upon termination of the Lease, Tenant will remove its sign and repair, patch and/or paint any damaged areas caused by the sign to a condition acceptable to Landlord.

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10.
Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon the glass panes and/or supports of the show windows and doors, upon the exterior walls of building, or within twenty-four inches (24”) of the show windows.

11.
Each Tenant who has a non-customer door for receiving merchandise may have, as approved by Landlord, uniformly applied on said door in location as directed by Landlord in two inch (2”) high black letters on rear doors or two inch (2”) high white letters on glass storefront doors.

C.        Non-illuminated Signs:

Should Tenant desire signage it must conform as follows:

1.	Tenant’s address and trade name will be installed on the front door in white.
2.	All exterior overhead doors will be numbered and installed by Landlord.
3.
Tenant’s trade name may be installed in the designated “sign band” on the building as determined by Landlord.  The signage will be limited to individual letters made of solid acrylic.  The letters will be P.M.S. color black “C”.  The letters will be a minimum of 3/4” thick.  The minimum size per letter shall be 12”. The maximum size per letter shall be 18”.

D.         Materials

Tenant may choose to have an illuminated sign subject to the criteria described below:

1.	The height of the letters shall be 18” maximum, 12” minimum (unless stacked copy), with 1” stand off from building’s surface.
2.	All individual sign letters used on the Building must be P.M.S. color black “C”. If Tenant uses a logo as part of its trade name the logo may be a different color.
3.	All sign lettering shall be reverse channel aluminum letters with halo effect lighting.
4.	All neon must be 6500 white in color – 60MA.
5.
The width of Tenant fascia sign shall not exceed sixty-six percent (66%) of the designated sign area as determined by Landlord.  Where local ordinances do not allow fascia signs to be a width of sixty-six percent (66%) of the designated area, the local ordinance shall be adhered to.  In no event shall the fascia sign exceed sixty-six percent (66%) of the designated area.

6.	No exposed lamps, transformers, tubing, raceways, crossover, conductors or conduit will be permitted.
7.	No audible flashing or animated signs will be permitted.
8.	No labels will be permitted on the exposed surface of signs, except those required by local ordinance which shall be placed in an inconspicuous location (preferable on the top horizontal surface).
9.	All storefront reverse channel letters shall be fabricated of aluminum. Minimum size: .125 faces, .063 returns.

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10.
In the event Landlord remodels, expands, or renovates the Building and/or should Tenant be relocated to another space, Landlord shall have the right to change this Exhibit “C” (Sign Criteria) in part or in whole and Tenant, at its sole expense, will be required to conform to the new sign criteria in its entirety upon written notice by Landlord.

E.         INSTALLATION

1.	Tenant Coordinator will approve exact location of sign in relation to Tenant’s storefront width prior to installation.
2.      Tenant shall be responsible for the installation and maintenance of its sign.
3.	Electrical service and hook-up to all signs shall be from Tenant’s meter at Tenant’s expense.
4.	Raceway, conduits, transformers and other equipment must be concealed behind the wall surface.
5.	Tenant’s sign contractor shall repair any damage caused by said contractor’s work or by its agents or employees.
6.	Tenant shall be liable for the operations of Tenant’s sign contractor.
7.	All penetrations of the building structure required for sign installation shall be sealed in a watertight condition and shall be patched to match the adjacent finish.
8.
A $100 roof inspection/repair fee shall be paid in advance and submitted, along with the attached form to Landlord at time signage plans are submitted for Landlord’s approval.  Please make this check payable to Superior Roofing.

Approved by
Tenant:                                ____________________________                                                                Date: _______________

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EXHIBIT “D”

RECEIPT

This Exhibit “D” shall serve as a written receipt from Landlord to Tenant acknowledging the receipt of the following:

1.           Security Deposit in the amount of $25,000.00

Paid by:__________________________________________

Check #:_________________________________________

Landlord has attached a photocopy of check(s) to this Exhibit.

“LANDLORD”
PHEASANT HOLLOW BUSINESS PARK, L.L.C.

_______________________________
By:           Michael W. Roderick
Its:           Managing Member

FIRST AMENDMENT TO LEASE
COMMENCEMENT AGREEMENT

THIS FIRST AMENDMENT TO LEASE (“this Amendment”), made this ___ day of _____________, 2012 by and between PHEASANT HOLLOW BUSINESS PARK, L.L.C., a Utah limited liability company (“Landlord”), and OPO, INC., a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a uniform Lease Agreement dated April 18, 2012, for space consisting of 41,252 square feet located within Pheasant Hollow Business Park, Building #10, at 9836 and 9856 South Jordan Gateway, Sandy, Utah 84070 (“Premises”). The Premises and any and all improvements located thereon are more particularly described therein (hereinafter referred to as the “Lease”);

WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein; and,

WHEREAS, the purpose of this Amendment is to: 1) Establish and ratify the Lease and Rent Commencement Dates, 2) To increase the size of the Leased Premises from 41,252 square feet to 44,351 square feet, 3) To ratify the size of the Building, and 4) To include suite #9826 in the Leased Premises.

   NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

1.
The Commencement Date of the Lease shall be October 19, 2012. The Rent Commencement date shall be January 19, 2013 and Tenant’s obligation to pay its Proportionate Share of the Operating Expenses shall begin October 19, 2012.  The Expiration Date of the Lease shall be January 31, 2020.  It is understood and agreed by Landlord and Tenant that any and all of Tenant’s covenants and obligations in the Lease provided shall become effective as of The Commencement Date, including, but not limited to, the payment of Tenant’s Proportionate Share of the Operating Expenses.

2.	In acknowledgement of the Commencement Date of the Lease, the rent schedule shall be as follows:

Rent Schedule
Dates	Months	Square Feet	Monthly Base Rent

10/19/2012 - 01/18/13	3	44,351	FREE
01/19/2013 - 01/31/13	0.42	44,351	$7,266
02/01/2013 - 01/31/14	12	44,351	$17,326
02/01/2014 - 01/31/15	12	44,351	$17,846
02/01/2015 - 01/31/16	12	44,351	$18,381
02/01/2016 - 01/31/17	12	44,351	$18,933
02/01/2017 - 01/31/18	12	44,351	$19,501
02/01/2018 - 01/31/19	12	44,351	$20,086
02/01/2019 - 01/31/20	12	44,351	$20,688
	87.42

* The above described rents are tenant’s “monthly minimum base rent” and do not include tenant’s share of the common area expenses (CAM), taxes and insurance.

3.	The size of the building is 110,581 square feet.

4.
The Premises shall be increased to 44,351 square feet consisting of 8,808 square feet of office, 3,119 square feet of mezzanine, 31,333 square feet of warehouse space, and 1,091 square feet of common and staging areas, as shown on the attached Exhibit “A”.

5.	The Premises shall be Suite #9826, Suite #9836, and Suite #9856, as shown on the attached Exhibit “A”.

6.	Except as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the day and year above written.

LANDLORD:

PHEASANT HOLLOW BUSINESS PARK, L.L.C.
a Utah limited liability company

/s/ Michael W. Roderick
Michael W. Roderick
Its Manager

TENANT:

OPO, INC.,
 a Delaware corporation

/s/ Preston Romm
By: Preston Romm
Its: CFO

STATE OF UTAH                                           )
County of Salt Lake                                )

On the _______ day of ____________________, 2012, personally appeared before me MICHAEL W. RODERICK, the signer of the foregoing Amendment who indicated to me that he is the Manager of Pheasant Hollow Business Park, L.L.C., a Utah limited liability company (the “Company”) and that he has signed the foregoing Amendment on behalf of the Company by the authority of its Operating Agreement and that he duly acknowledged to me that pursuant thereto that the Company executed the same.

_________________________________
NOTARY PUBLIC

STATE OF                         )
County of                            )

On the _______ day of ____________________, 2012, personally appeared before me _______________________, the signer(s) of the foregoing Amendment who indicated that he/she is the ______________________________________ of OPO, INC. a Delaware corporation, (the “Company”) and that he/she has signed the foregoing amendment on behalf of the Company by the authority of its By-Laws and that he/she duly acknowledged to me that pursuant thereto that the Company has executed the same.

_________________________________
NOTARY PUBLIC